Exhibit 10
Execution Copy
PROMISSORY NOTE

$50,000,000.00	October 22, 2007

FOR VALUE RECEIVED, the undersigned, CABELA'S INCORPORATED, a Delaware corporation (the “Makers’ Agent”), CABELA’S RETAIL, INC., a Nebraska corporation, VAN DYKE SUPPLY COMPANY, INC., a South Dakota corporation, CABELA’S VENTURES, INC., a Nebraska corporation, CABELA’S OUTDOOR ADVENTURES, INC., a Nebraska corporation, CABELA’S CATALOG, INC., a Nebraska corporation, CABELA’S WHOLESALE, INC., a Nebraska corporation, CABELA’S MARKETING AND BRAND MANAGEMENT, INC., a Nebraska corporation, CABELAS.COM, INC., a Nebraska corporation, WILD WINGS, LLC, a Minnesota limited liability company, CABELA’S LODGING, LLC, a Nebraska limited liability company, CABELA’S RETAIL LA, LLC, a Nebraska limited liability company, CABELA’S TROPHY PROPERTIES, LLC, a Nebraska limited liability company, ORIGINAL CREATIONS, LLC, a Minnesota limited liability company, CABELA’S RETAIL TX, L.P., a Nebraska limited partnership, CABELA’S RETAIL GP, LLC, a Nebraska limited liability company, CRLP, LLC, a Nebraska limited liability company, LEGACY TRADING COMPANY, a South Dakota corporation, CABELA’S RETAIL MO, LLC, a Nebraska limited liability company and CABELA’S RETAIL IL, INC., an Illinois corporation (each, including Makers’ Agent, a “Maker” and, collectively, the “Makers”), jointly and severally hereby promise to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Payee”, which term includes any subsequent holder hereof) at Minneapolis, Minnesota, or at such other place as the Payee may from time to time hereafter designate to the Maker in writing the principal sum of FIFTY MILLION DOLLARS AND NO CENTS  ($50,000,000.00) or, if less, the unpaid principal of all amounts advanced hereunder by the Payee to the Makers.

1.           Advances.  Until the final maturity of this Note, the Makers may from time to time so long as no Event of Default has occurred and is continuing request an advance (an “Advance”) hereunder (in minimum amounts of $5,000,000 or integral multiples of $1,000,000 in excess thereof) and repay (minimum repayments $5,000,000 or integral multiples of $1,000,000 in excess thereof) and, upon repayment, reborrow, provided that the aggregate unpaid principal amount of all Advances hereunder shall never exceed $50,000,000 at any time.  In order to request an Advance hereunder the Makers’ Agent shall give the Payee written notice of the requested Advance which must be received by the Payee not later than 11:00 AM (Minneapolis, Minnesota time) on the date of the requested Advance if such Advance will be funded as an Advance that will bear interest at the Prime Rate (a “Prime Rate Advance”) or not later than 11:00 AM (Minneapolis, Minnesota time) two Eurodollar Business Days prior to the date of the requested Advance if such Advance will be funded as an Advance that will bear interest by reference to the Eurodollar Rate (a “Eurodollar Rate Advance”).  In giving such notice the Makers’ Agent shall specify the amount and the date for the requested Advance,  whether it will be funded as a Prime Rate Advance or a Eurodollar Rate Advance and certify that no Event of Default has occurred and is continuing.  For purposes of this Note, a “Eurodollar Business Day” means any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which banks are permitted to be open in Minneapolis, Minnesota and that is also a day for trading by and between banks in United States dollar deposits in the London interbank Eurodollar market and a day on which banks are open for business in New York City.

2.           Interest.

2.1.    Prime Rate Advances.  The unpaid principal balance of Prime Rate Advances from time to time outstanding shall bear interest at a floating rate per annum equal to the Prime Rate.  For purposes of this Note, the “Prime Rate” means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate in effect for such day plus ½ of 1% or (b) the rate of interest in effect for such day as publicly announced from time to time by U.S. Payee National Association as its “prime rate.”  The Payee may lend to its customers at rates that are at, above or below the Prime Rate.  In the event of any changes in the Prime Rate, the rate applicable to Prime Rate Advances shall change effective as of such change in the Prime Rate.  For purposes of this Note, the “Federal Funds Rate” means for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Payee of New York on the business day next succeeding such day; provided that (a) if such day is not a business day, the Federal Funds Rate for such day shall be such rate on such transactions on the first preceding business day as so published on the next succeeding business day, and (b) if no such rate is so published on such next succeeding business day, the Federal Funds Rate for such day shall be the average rate charged to the Payee on such day on such transactions as determined by the Payee.

2.2.    Eurodollar Rate Advances.  The unpaid principal balance of Eurodollar Rate Advances shall bear interest at a rate equal to 1% (the “Applicable Margin”) plus the Eurodollar Rate for the interest period selected by the Maker, which shall be either 1 month or, for a Eurodollar Rate Advance made as of the Effective Date only, 2 month period (each, an “Interest Period”).  For purposes of this Note, the “Eurodollar Rate” means the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on Reuters Screen LIBOR01 or any successor thereto as of 11:00 AM, London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Payee at such time based on such other published service of general application as shall be selected by the Payee for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Payee may determine the rate based on rates at which United States dollar deposits are offered to the Payee in the interbank Eurodollar market at such time for delivery in immediately available funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Payee to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%).

2.3.    Interest Accrual; Default Interest.  Interest shall be computed on the basis of actual days elapsed and a year of 360 days.  Upon the happening of any Event of Default, this Note, at the option of the Payee, shall bear interest until paid in full at a rate per annum equal to the higher of (A) the rate otherwise applicable to such Advance plus 2.0% and (B) the Prime Rate plus 2.0%.  Default interest shall be payable on demand.

2.4.    Interest Payments.  Interest on Prime Rate Advances shall be payable in arrears on the last day of each month, commencing October 31, 2007, and at final maturity.  Interest on Eurodollar Rate Advances shall be payable on the last day of the Interest Period applicable thereto and at final maturity.

2.5.    Conversion and Continuations.  In the event the Maker does not timely select another Interest Rate option at least two Eurodollar Business Days before the end of the Interest Period for a Eurodollar Rate Advance, the Payee may at any time after the end of the Interest Period convert such Eurodollar Rate Advance to a Prime Rate Loan, but until such conversion, the funds advanced under the Eurodollar Rate Advance shall continue to accrue interest at the same rate as the interest rate in effect for such Eurodollar Rate Advance prior to the end of the Interest Period.

2.6.    Limitations on Interest Periods and Eurodollar Rate Advances.  If any Interest Period would otherwise end on a day which is not a Eurodollar Business Day, then the Interest Period shall end on the next succeeding Eurodollar Business Day unless the next succeeding Eurodollar Business Day falls in another calendar month, in which case the Interest Period shall end on the immediately preceding Eurodollar Business Day. If any Interest Period begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Interest Period), then the Interest Period shall end on the last Eurodollar Business Day of the calendar month at the end of such Interest Period.   No Eurodollar Rate Advance may extend beyond the final maturity.  In any event, if the Interest Period for a Eurodollar Rate Advance should happen to extend beyond the date specified in the preceding sentence, such Advance must be prepaid on the date specified in the preceding sentence.    Notwithstanding anything to the contrary, the Payee’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

2.7.    Prepayment of Eurodollar Rate Advances.  If a Eurodollar Rate Advance is prepaid prior to the end of the Interest Period for such Advance, whether voluntarily or because prepayment is required due to the relevant Advance maturing or due to acceleration of the relevant Advance upon an Event of Default or otherwise, the Makers agree to pay all of the Payee’s costs, expenses and Interest Differential (as determined by the Payee) incurred as a result of such prepayment.  As used in this Note, “Interest Differential”  means that sum equal to the greater of zero or the financial loss incurred by the Payee resulting from prepayment, calculated as the difference between the amount of interest the Payee would have earned (from like investments in the money markets as of the first day of the Eurodollar Rate Advance) had prepayment not occurred and the interest the Payee will actually earn (from like investments in the money markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment.  Because of the short-term nature of the Note facilities, the Makers agree that the Interest Differential shall not be discounted to its present value.  Any prepayment of a Eurodollar Rate Advance shall be in an amount equal to the remaining entire principal balance of such Advance.

2.8.          Increased Cost.  If any regulatory change:

(a)
shall subject the Payee to any tax, duty or other charge with respect to its Eurodollar Rate Advances, the Note, its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to the Payee of the principal of or interest on Eurodollar Rate Advances or any other amounts due under the Note in respect of Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of the Payee imposed by the jurisdiction in which the Payee’s principal office is located); or

(b)
shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Eurodollar Rate as determined above) against assets of, deposits with or for the account of, or credit extended by, the Payee or shall impose on the Payee or on the United States market for certificates of deposit any other condition affecting its Eurodollar Rate Advances, the Note or its obligation to make Eurodollar Rate Advances, and the result of any of the foregoing is to increase the cost to the Payee of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by the Payee under the Note, then, within 30 days after demand by the Payee, the Makers shall pay to the Payee such additional amount or amounts as will compensate the Payee for such increased cost or reduction.  The Payee will promptly notify the Makers’ Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle the Payee to compensation pursuant to this provision.  A certificate of the Payee claiming compensation under this provision, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error.  In determining such amount, the Payee may use any reasonable averaging and attribution methods.  Failure on the part of the Payee to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of the Payee’s rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

2.9.    Illegality.  If any regulatory change shall make it unlawful or impossible for the Payee to make, maintain or fund any Eurodollar Rate Advance, the Payee shall notify the Makers’ Agent, whereupon the obligation of the Payee to make or continue, or to convert any Advance to a Eurodollar Rate Advance shall be suspended until the Payee notifies the Makers’ Agent that the circumstances giving rise to such suspension no longer exist.  If the Payee determines that it may not lawfully continue to maintain any Eurodollar Rate Advance to the end of the applicable Interest Periods, each affected Advance shall be automatically converted to a Prime Rate Advance as of the date of the Payee’s notice, and upon such conversion the Makers shall indemnify the Payee for its losses, pursuant to Section 2.7.

2.10.       Discretion of Payee as to Manner of Funding.  The Payee shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Note all determinations hereunder shall be made as if the Payee had actually funded and maintained each Eurodollar Rate Advance during the Interest Period for such Advance through the issuance of its certificates of deposit having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period, as determined pursuant to the foregoing provisions.

3.           Maturity Date.  The principal hereof is payable in full on the earlier to occur of (i) December 21, 2007 and (ii) the date the Makers receive, individually or collectively, net proceeds equal to or greater than $ 50,000,000 from any offering of capital stock or equity interests of a Maker.

4.           Conditions Precedent.  This Note shall become effective on the date the Makers deliver to the Payee, and comply with, the following (the “Effective Date”):

(a)           This Note, duly executed by each Maker.

(b)
A certificate executed by an officer or designated representative of each Maker (i) certifying that there has been no amendment to the constituent documents of such Maker since true and accurate copies of the same were delivered to the U.S. Bank National Association with a certificate of a properly designated representative of such Maker dated July 15, 2005, February 22, 2006, June 15, 2007, or September 19, 2007, as applicable, (ii) certifying and attaching a copy of the resolutions authorizing the execution, delivery and performance of this Note, (iii) certifying that the individual signing the certificate is authorized to execute this Note and any other instrument or agreement executed by such Maker in connection with this Note  (collectively, the “Note Documents”), and (iv) certifying that the Payee may rely on the certificates previously delivered to U.S. Bank National Association that are referenced in clause (i) as if such certificates were delivered to the Payee in connection with this transaction.

(c)	Certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Note.

(d)
The Makers shall have requested Koley Jessen P.C., L.L.O., counsel for the Makers, to prepare a written opinion, addressed to the Payee and dated the date hereof, in form and substance satisfactory to the Payee, and such opinion shall have been delivered to the Payee.

(e)
The Makers shall have satisfied such other conditions as specified by the Payee, including payment of all unpaid legal fees and expenses incurred by the Payee through the date of this Note in connection with the Note Documents.

5.         Representations and Warranties.  Each Maker hereby represents and warrants the following:

5.1.           Organization, Standing, Etc.  Each Maker is a corporation, limited liability company or limited partnership duly incorporated or formed and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Note and to perform its obligations under the Note Documents.  Each Maker (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not constitute a material adverse occurrence, and (b) is duly qualified and in good standing as a foreign corporation (or other organization) in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude such Maker from enforcing its rights with respect to any assets or expose such Maker to any material adverse occurrence.

5.2.           Authorization and Validity.  The execution, delivery and performance by each Maker of the Note Documents have been duly authorized by all necessary corporate action by such Maker, and this Note constitutes, and the other Note Documents when executed will constitute, the legal, valid and binding obligations of such Maker, enforceable against such Maker in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

5.3.           No Conflict; No Default.  The execution, delivery and performance by each Maker of the Note Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Maker, (b) violate or contravene any provision of the constituent documents of such Maker, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which such Maker is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder.  No Maker nor any subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute a material adverse occurrence.

5.4.           Government Consent.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Maker to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Note Documents.

6.           Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)	The Makers shall fail to make any payment of principal or interest hereon when due.

(b)
Any Maker shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver for such Maker or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for such Maker or for a substantial part of the property thereof; or any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against any Maker and, if instituted against such Maker, shall have been consented to or acquiesced in by such Maker or shall remain undismissed for 60 days, or an order for relief shall have been entered against any Maker.

(c)
The maturity of any material indebtedness of any Maker (other than the indebtedness on this Note) shall be accelerated or such Maker shall fail to pay any such material indebtedness when due or, in the case of indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall have the effect of causing, or permitting the holder of any such indebtedness to cause, such material indebtedness to become due prior to its stated maturity or to realize upon and collateral given as security therefore.  For these purposes, indebtedness of the Maker shall be deemed material if it exceeds $5,000,000 as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this paragraph has occurred.

(d)
A judgment or judgments for the payment of money in excess of the sum of $5,000,000 in the aggregate shall be rendered against the Makers, individually or collectively, and the Makers shall not discharge the same or provide for its discharge, or procure a stay of execution thereof, prior to any execution on such judgment, within 60 days from the date of entry thereof, and within said period of 60 days, or such longer period during which execution shall be stayed, appeal therefrom and cause the execution to be stayed during such appeal.

(e)
Any execution or attachment shall be issued whereby any substantial part of the property of the Makers shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

7.           Remedies.  Upon the occurrence of any Event of Default, the holder of this Note may without prior notice to the Makers elect to declare the unpaid balance of this Note, including interest hereon, to be immediately due and payable.  Upon the occurrence of any Event of Default, the Payee or any other holder of this Note shall have the right to set off the indebtedness evidenced by this Note against any indebtedness of the Payee or such holder or any deposit or credit of the Makers with the Payee or such holder.  Such right of set off shall exist whether or not the Payee shall have made any demand hereunder, whether or not the interest, fees or principal under this Note, or any part thereof, or deposits and credits held for the account of the Makers is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Payee.

8.           Makers’ Agent.  Each Maker hereby appoints and authorizes the Makers’ Agent to take such actions as its administrative agent on its behalf and to exercise such powers under this Note as are delegated to the Makers’ Agent by the terms hereof, together with such powers that are reasonably incidental thereto, and Cabela’s Incorporated hereby accepts such appointment.

9.           Governing Law.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEBRASKA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

10.           Consent to Jurisdiction.  AT THE OPTION OF THE PAYEE THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR NEBRASKA STATE COURT SITTING IN LANCASTER OR DOUGLAS COUNTY, NEBRASKA; AND EACH MAKER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT THE VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IF ANY MAKER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, THE PAYEE AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR, IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

11.           Waiver of Jury Trial.  EACH MAKER AND THE PAYEE, BY ACCEPTANCE OF THIS NOTE, EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

12.           Joint and Several Liability.  EACH MAKER AGREES THAT IT IS LIABLE, JOINTLY AND SEVERALLY WITH EACH OTHER MAKER, FOR THE PAYMENT OF ALL OBLIGATIONS OF THE MAKERS UNDER THIS NOTE, AND THAT THE PAYEE CAN ENFORCE SUCH OBLIGATIONS AGAINST ANY OR ALL MAKERS, IN THE PAYEE’S SOLE AND UNLIMITED DISCRETION.

13.           Waivers of Defenses and Subrogation.  The obligations of the Makers hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Note, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the obligations hereunder (except for contingent indemnity and other contingent obligations not yet due and payable) at a time after any obligation of the Payee to make the Advances shall have expired or been terminated.  The purpose and intent of this Note is that the obligations hereunder constitute the direct and primary obligations of each Maker and that the agreements and all obligations of each Maker hereunder be absolute, unconditional and irrevocable.  Each Maker shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the obligations, whether or not the liability of any other person for such deficiency is discharged pursuant to statute, judicial decision or otherwise.  Each Maker waives any right to be subrogated to any of the rights of the Payee against any other Maker or any other guarantor or any collateral security or guaranty or right of offset held by the Payee for the payment of the obligations hereunder, nor shall such Maker seek any contribution or reimbursement from any other Maker or any other guarantor in respect of payments made by such Maker hereunder, in each case until all amounts owing to the Payee by the Makers on account of the obligations hereunder are irrevocably paid in full.

14.           Waiver of Presentment and Notices. Each Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

15.           Attorney’s Fees.  Upon the occurrence and during the continuance of an Event of Default, the Makers shall pay all of the Payee’s costs of collection, including reasonable attorneys’ fees.

[The remainder of this page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed as of the date and year first above written.

CABELA’S INCORPORATED
CABELA’S CATALOG, INC.
CABELA’S RETAIL, INC.
CABELA’S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA’S WHOLESALE, INC.
CABELA’S VENTURES, INC.
WILD WINGS, LLC
CABELA’S LODGING, LLC
LEGACY TRADING COMPANY
CABELA’S TROPHY PROPERTIES, LLC
CABELA’S MARKETING AND BRAND
MANAGEMENT, INC.
CABELA’S RETAIL LA, LLC
ORIGINAL CREATIONS, LLC
CABELA’S RETAIL GP, LLC
CRLP, LLC
CABELA’S RETAIL MO, LLC
CABELA’S RETAIL IL, INC.

By:	/s/ Ralph W. Castner
Name:	Ralph W. Castner
Title:	Vice President, CFO
Secretary or Treasurer

VAN DYKE SUPPLY COMPANY, INC.

By:	/s/ Jeff Jung
Name:	Jeff Jung
Title:	Secretary and Treasurer

CABELA’S RETAIL TX, L.P.

By:	Cabela’s Retail GP, LLC
Its: General Partner

By:	/s/ Ralph W. Castner
Name:	Ralph W. Castner
Title:	Secretary and Treasurer

Back to Form 8-K